EXHIBIT 5(a)

Form of Application

WRL FREEDOM ADVISOR
VARIABLE ANNUITY APPLICATION
Home Office: Columbus, OH
Mailing Address: Western Reserve Life Assurance Co. of Ohio
4333 Edgewood Road NE, Cedar Rapids, IA 52499
Telephone: (800) 851-9777

For Applicants in AZ - Upon your written request, the Company is required to provide, within a reasonable time, reasonable factual information concerning the benefits and provisions of the contract to you. If for any reason you are not satisfied with the contract, you may return it within thirty days after it is delivered and receive a refund equal to the premiums paid, including any policy or contract fees or other charges, less the amounts allocated to any separate accounts under the policy or contract, plus the value of any amounts allocated to any separate accounts under the policy or contract on the date the returned policy is received by the insurer.

1.	ANNUITANT

Full Name:

Residential Address:*	City, State, Zip:

Mailing Address:	City, State, Zip:

SSN/TIN:	Date of Birth:

Telephone:	E-mail Address:

Sex:	☐ Male	Citizenship:	☐ U.S. Citizen/Resident Alien

	☐ Female		☐ Non-Resident Alien (Country of Residence: )

*	Residential Address must be completed and cannot be a P.O. Box.

2.	OWNERSHIP

A. PRIMARY OWNER

☐	Same as Annuitant

Full Name:

Residential Address:*	City, State, Zip:

Mailing Address:	City, State, Zip:

SSN/TIN:	Date of Birth:

Telephone:	E-mail Address:

Sex:	☐ Male	Citizenship:	☐ U.S. Citizen/Resident Alien

	☐ Female		☐ Non-Resident Alien (Country of Residence: )

B.	JOINT OWNER (if applicable)

Relationship to Primary Owner:

Full Name:

Residential Address:*	City, State, Zip:

Mailing Address:	City, State, Zip:

SSN/TIN:	Date of Birth:

Telephone:	E-mail Address:

Sex:	☐ Male	Citizenship:	☐ U.S. Citizen/Resident Alien

	☐ Female		☐ Non-Resident Alien (Country of Residence: )

*	Residential Address must be completed and cannot be a P.O. Box.

A Trustee Certification Form is required if a Trust is named as Owner.

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3.	BENEFICIARY DESIGNATION (If there are more than 3 beneficiaries, attach a separate sheet)

Full Name:

Relationship:

Mailing Address:	City, State, Zip:

SSN/TIN:	Date of Birth:

Sex: ☐ Male ☐ Female	☐ Primary ☐ Contingent %

Full Name:

Relationship:

Mailing Address:	City, State, Zip:

SSN/TIN:	Date of Birth:

Sex: ☐ Male ☐ Female	☐ Primary ☐ Contingent %

Full Name:

Relationship:

Mailing Address:	City, State, Zip:

SSN/TIN:	Date of Birth:

Sex: ☐ Male ☐ Female	☐ Primary ☐ Contingent %

Beneficiary designation(s) must total 100%.

A Trustee Certification Form is required if a Trust is named as Beneficiary.

4.	INITIAL PURCHASE PAYMENT

☐	Check/Wire Enclosed $

☐	Carrier to request release of funds $

☐	Agent/Client to request release of funds $

5.	NON-QUALIFIED INFORMATION

☐	New Money

☐	1035 Exchange

☐	CD/Mutual Fund Liquidation

6.	QUALIFIED INFORMATION

☐  IRA    ☐  Roth IRA    ☐  SEP/IRA    ☐  403(b)    ☐  401(k)    ☐  SIMPLE IRA    ☐  Other

Source of Funds:

☐	New Money: Amount Tax Year (Defaults to Current Calendar Year)

☐	Trustee to Trustee Transfer: Amount

☐	Rollover From:

☐	IRA

☐	ROTH IRA - Date first established

☐	SEP/IRA

☐	403(b)

☐	401(k)

☐	SIMPLE IRA

☐	Converted ROTH - Date of conversion

☐	Other

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7. GUARANTEED DEATH BENEFITS

You must select an option. Your selection cannot be changed after the policy has been issued.

☐	Account Value (Issue Ages: 0 to 90)

☐	Return of Premium Death Benefit (Issue Ages: 0 to 90)

☐	Annual Step-Up Death Benefit (Issue Ages: 0 to 80)

☐	5% Annually Compounding (Issue Ages: 0 to 75)

☐	Double Enhanced Death Benefit (Issue Ages: 0 to 75)

8. AVAILABLE LIVING/WITHDRAWAL BENEFIT RIDERS

There are no riders available at this time.

9. OTHER AVAILABLE RIDERS

Additional Death Benefit Riders:

☐	Beneficiary Earnings Enhancement - EXTRA II (BEE-Extra II) (Issue Ages: 0 - 75) Not available in MN, WA

10. ASSET REBALANCING

Rebalancing will not begin until completion of DCA Program, if applicable. Money invested in the Fixed Account is not included. More than one fund must be allocated to participate in this program. If you would like to rebalance to a mix other than indicated in “Immediate Investment Allocation,” please complete the Optional Services Form.

I elect Asset Rebalancing:    ☐  No    ☐  Yes

Rebalance the variable subaccounts according to my Immediate Investment Allocation using the frequency indicated below.

☐  Monthly    ☐  Quarterly    ☐  Semi-Annually    ☐  Annually

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11. INTEREST TRANSFER STRATEGY

☐	Interest Transfer Strategy

Select from one of the following options and indicate your interest transfer allocation.

☐	1 Year Fixed Guaranteed Fixed Account

☐	3 Year Fixed Guaranteed Fixed Account

☐	5 Year Fixed Guaranteed Fixed Account

☐	7 Year Fixed Guaranteed Fixed Account

Frequency:

☐  Monthly    ☐  Quarterly    ☐  Annually

12. PORTFOLIO INVESTMENT STRATEGY

☐	Immediate Investment (Future Premium Allocations will be invested in this manner unless otherwise specified.)

I elect to allocate 100% of my contributions according to the percentage(s) listed in the Initial Allocation Percentage column (Section 14). For CA Residents age 60 and over, please include the Immediate Investment Form.

☐	Dollar Cost Averaging (DCA) Program

I elect to allocate 100% of my contributions according to the percentage(s) listed in “Dollar Cost Averaging Program” (Section 13) into the DCA Allocation Percentage column (Section 14).

☐	Combined: Immediate Investment and DCA Program

Please complete Section 13 and Section 14.

            .0% Initial Investment Portion

            .0% DCA Program Portion

13. DOLLAR COST AVERAGE PROGRAM

There is a minimum of $500 for each DCA Transfer. The minimum length for a DCA Program is six (6) months.

DCA Start Date:              /            /

Transfer from:

☐	DCA Fixed Account

☐	Money Market Account

☐	Transamerica US Government Securities

Frequency:

☐  Monthly    ☐  Quarterly

Number of Transfers:*

☐  4    ☐   6    ☐  8    ☐  12     ☐  24    ☐  Other:

*	Washington applicants, DCA cannot exceed twelve months or four quarters.

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14.	INVESTMENT ALLOCATION

Allocations must be entered in whole percentages. The Initial Allocation Percent column and DCA Allocation Percentage column must each total 100%.

Initial Allocation % (Required)		DCA Allocation % (Optional)	Initial Allocation % (Required)		DCA Allocation % (Optional)
.0%	1 Year Fixed Guaranteed Period Option*	N/A.0%	.0%	ProFund VP Money Market	.0%

.0%	3 Year Fixed Guaranteed Period Option*	N/A.0%	.0%	ProFund VP Oil & Gas	.0%

.0%	5 Year Fixed Guaranteed Period Option*	N/A.0%	.0%	ProFund VP OTC	.0%

.0%	7 Year Fixed Guaranteed Period Option*	N/A.0%	.0%	ProFund VP Pharmaceuticals	.0%

.0%	Access VP High Yield	.0%	.0%	ProFund VP Precious Metals	.0%

.0%	BlackRock Large Cap Value	.0%	.0%	ProFund VP Short Emerging Markets	.0%

.0%	Capital Guardian Value	.0%	.0%	ProFund VP Short International	.0%

.0%	Clarion Global Real Estate Securities	.0%	.0%	ProFund VP Short OTC	.0%

.0%	Federated Market Opportunity	.0%	.0%	ProFund VP Short Small-Cap	.0%

.0%	Fidelity - VIP Index 500 Portfolio	.0%	.0%	ProFund VP Small-Cap	.0%

.0%	JPMorgan Core Bond	.0%	.0%	ProFund VP Small-Cap Value	.0%

.0%	JPMorgan Enhanced Index	.0%	.0%	ProFund VP Telecommunications	.0%

.0%	Legg Mason Partners All Cap	.0%	.0%	ProFund VP U.S. Government Plus	.0%

.0%	Marsico Growth	.0%	.0%	ProFund VP Ultra Small Cap	.0%

.0%	MFS High Yield	.0%	.0%	ProFund VP Utilities	.0%

.0%	MFS International Equity	.0%	.0%	T. Rowe Price Equity Income	.0%

.0%	Munder Net50	.0%	.0%	T. Rowe Price Small-Cap	.0%

.0%	PIMCO Total Return	.0%	.0%	Templeton Transamerica Global	.0%

.0%	ProFund VP Asia 30.0%		.0%	Third Avenue Value	.0%

.0%	ProFund VP Basic Materials	.0%	.0%	Transamerica Balanced	.0%

.0%	ProFund VP Bull	.0%	.0%	Transamerica Convertible Securities	.0%

.0%	ProFund VP Consumer Services	.0%	.0%	Transamerica Equity	.0%

.0%	ProFund VP Emerging Markets	.0%	.0%	Transamerica Growth Opportunities	.0%

.0%	ProFund VP Europe 30.0%		.0%	Transamerica Money Market	.0%

.0%	ProFund VP Falling US Dollar	.0%	.0%	Transamerica Science and Technology	.0%

.0%	ProFund VP Financials	.0%	.0%	Transamerica Small/Mid Cap Value	.0%

.0%	ProFund VP International	.0%	.0%	Transamerica U.S. Government Securities	.0%

.0%	ProFund VP Japan	.0%	.0%	Transamerica Value Balanced	.0%

.0%	ProFund VP Mid-Cap	.0%	.0%	Van Kampen Mid-Cap Growth	.0%

			100%		100%

*	Only the 1 year Guaranteed Period is allowed in the following states: CT, MN, PA, VT, VA, WA

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15.	AUTOMATIC MONTHLY INVESTING (Attach a voided check)

I authorize the making of Premium Payments of $             beginning on the              day each month (except 29th, 30th, 31st). I have attached to this form a voided, unsigned check from the bank account to be debited. I may notify Western Reserve Life at the Service Office to cancel this authorization at any time. (Note: Credit Unions and savings accounts may not be eligible. Please consult your banking institution.)

16.	REPLACEMENT INFORMATION

All questions in this section must be answered.

A.	Do you have any existing annuity/life insurance contracts?

☐	No

☐	Yes

B.	Will this annuity replace or change any existing annuity or life insurance?

☐	No

☐	Yes (Complete the following information.)

Company:

Policy #:

17.	APPLICANT INFORMATION

☐	Check here if you want to be sent a copy of the “Statement of Additional Information.”

A.	Did the agent or registered representative present and leave the applicant sales material?

☐	No

☐	Yes

B.	For applicants in North Carolina:

Do you believe the selected policy will meet your retirement needs and financial objectives?

☐	No

☐	Yes

Are your other investments and savings adequate to meet planned expenses and possible financial emergencies without need to liquidate this product and possibly incur a penalty?

☐	No

☐	Yes

Do you believe that the selected policy is appropriate for your tax status and meets your tax objectives?

☐	No

☐	Yes

Do you understand that you bear the entire investment risk for all amounts you put in the separate account?

☐	No

☐	Yes

18.	TRANSFER AUTHORIZATION

Please complete this section to authorize you and/or your Agent of record to make transfer requests via our recorded telephone line or internet. If no option is selected, the authorization will default to the Owner(s).

☐  Owner(s) Only    ☐   Owner(s) and Owner’s Agent of record

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19.	FRAUD AND DISCLOSURE STATEMENTS

For Applicants in AR, WV

Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.

For Applicants in CO

It is unlawful to knowingly provide false, incomplete, or misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial of insurance, and civil damages. Any insurance company or agent of an insurance company who knowingly provides false, incomplete, or misleading facts or information to policyholder or claimant for the purpose of defrauding or attempting to defraud the policyholder or claimant with regard to settlement or award payable from insurance proceeds shall be reported to the Colorado division of insurance within the department or regulatory agencies.

For Applicants in DC

WARNING: It is a crime to provide false or misleading information to an insurer for the purpose of defrauding the insurer or any other person. Penalties include imprisonment and/or fines. In addition, an insurer may deny insurance benefits if false information materially related to a claim was provided by the applicant.

For Applicants in KY

Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance containing any materially false information or conceals, for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime.

For Applicants in LA

Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.

For Applicants in ME

It is a crime to knowingly provide false, incomplete or misleading information to an insurance company for the purpose of defrauding the company. Penalties may include imprisonment, fines or a denial of insurance benefits.

For Applicants in NM

ANY PERSON WHO KNOWINGLY PRESENTS A FALSE OR FRAUDULENT CLAIM FOR PAYMENT OF A LOSS OR BENEFIT OR KNOWINGLY PRESENTS FALSE INFORMATION IN AN APPLICATION FOR INSURANCE IS GUILTY OF A CRIME AND MAY BE SUBJECT TO CIVIL FINES AND CRIMINAL PENALTIES.

For Applicants in OH

Any person who, with intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement is guilty of insurance fraud.

For Applicants in PA

Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.

Must be returned with Completed Application

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19.	FRAUD AND DISCLOSURE STATEMENTS (continued)

For Applicants in OK

WARNING: Any person who knowingly, and with intent to injure, defraud or deceive any insurer, makes any claim for the proceeds of an insurance policy containing any false, incomplete or misleading information is guilty of a felony.

For Applicants in PR

Any person who knowingly, and with the intention to defraud, includes false information in an application for insurance or files, assists or abets in the filing of a fraudulent claim to obtain payment of a loss or other benefit, or files more than one claim for the same loss or damage, commits a felony, and if found guilty, shall be punished for each violation with a fine of no less than five thousand dollars ($5000), not to exceed ten thousand dollars ($10,000); or imprisoned for a fixed term of three (3) years, or both. If aggravating circumstances exist, the fixed jail term may be increased to a maximum of five (5) years; and if mitigating circumstances are present, the jail term may be reduced to a minimum of two (2) years.

For Applicants in TN, VA

It is a crime to knowingly provide false, incomplete or misleading information to an insurance company for the purpose of defrauding the company. Penalties include imprisonment, fines and denial of insurance benefits.

For Applicants in WA

It is a crime to knowingly provide false, incomplete, or misleading information to an insurance company for the purpose of defrauding the company. Penalties may include imprisonment, fines, or a denial of insurance benefits.

Under the Washington Uniform Transfers to Minors Act, extending custodianship to age twenty-five may cause you to lose your annual exclusion from Federal Gift Tax. We recommend you seek the advice of your tax counsel prior to making this election.

Must be returned with Completed Application

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20.	SIGNATURE(S) OF AUTHORIZATION ACCEPTANCE

•

Unless I have notified the Company of a community or marital property interest in this contract, the Company will rely on good faith belief that no such interest exists and will assume no responsibility for inquiry.

•	To the best of my knowledge and belief, all of my statements and answers on this application are correct and true.

•	I am in receipt of a current prospectus for this variable annuity.

•

This application is subject to acceptance by Western Reserve Life Assurance Co. of Ohio. If this application is rejected for any reason, Western Reserve Life Assurance Co. of Ohio will be liable only for return of purchase payment paid.

•

I understand that federal law requires all financial institutions to obtain customer information, including the name, residential address, date of birth, Social Security Number or Tax Identification Number and any other information necessary to sufficiently identify each customer. I understand that failure to provide this information could result in the annuity contract not being issued, delayed or unprocessed transactions, or annuity contract termination.

•

For Applicants in all states except CT, MN, PA, VT, VA, WA: When funds are allocated to the Fixed Accounts in Section 14, policy values may increase or decrease in accordance with an Excess Interest Adjustment prior to the end of the Guaranteed Period.

•	For Connecticut Applicants only: An illustration has been provided showing the minimum interest rate percentage applicable to the Fixed Account and I have reviewed it.

THE FIXED ACCOUNT OF THIS POLICY GUARANTEES A MINIMUM INTEREST PERCENTAGE OF 1.50. THIS RATE MAY BE LOWER THAN THE REQUIRED INTEREST RATE FOR CALCULATING MINIMUM SURRENDER VALUES. READ YOUR CONTRACT CAREFULLY.

I have read the Fraud and Disclosure Statements listed on pages 7 and 8 of this application.

I HAVE REVIEWED MY FINANCIAL OBJECTIVES AND INSURANCE NEEDS, INCLUDING ANY EXISTING ANNUITY COVERAGE, AND FIND THE ANNUITY BEING APPLIED FOR IS APPROPRIATE FOR MY NEEDS.

Account values when allocated to any of the subaccounts in Section 14 are not guaranteed as to fixed dollar amount.

Signed at:
	City	State

Date:

Owner(s) Signature:	X

Joint Owner(s) Signature:	X

Annuitant Signature (if not Owner):	X

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21.	REPRESENTATIVE/AGENT INFORMATION

A.	Does the applicant have any existing policies or contracts?

☐	No

☐	Yes

B.	Do you have any reason to believe the annuity applied for will replace or change any existing annuity or life insurance?

☐	No

☐	Yes

C.	Did you present and leave the applicant insurer-approved sales material?

☐	No

☐	Yes

REMINDER - If applicable, submit the appropriate state replacement form(s) if the Applicant’s state has Replacement Regulations.

For Connecticut Applicants - I have provided an illustration showing the minimum interest rate percentage applicable to the Fixed Account and reviewed it with the Applicant.

I HAVE MADE REASONABLE EFFORTS TO OBTAIN INFORMATION CONCERNING THE CONSUMER’S FINANCIAL STATUS, TAX STATUS, INVESTMENT OBJECTIVES AND SUCH OTHER INFORMATION USED OR CONSIDERED TO BE REASONABLE IN MAKING THE ANNUITY RECOMMENDATION AND FIND THE ANNUITY BEING APPLIED FOR APPROPRIATE FOR HIS/HER NEEDS.

#1:	Registered Representative/Licensed Agent

Print First Name:

Print Last Name:

Signature:	X

Email Address (Optional):

Phone Number:

WRL Representative Number:

Firm Name:

Firm Address:

#2:	Registered Representative/Licensed Agent

Print First Name:

Print Last Name:

Signature:	X

Email Address (Optional):

Phone Number:

WRL Representative Number:

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